UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2018

YOSEN GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-28767	88-0403070
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

368 HuShu Nan Road

HangZhou City, Zhejiang Province, China 310014

 (Address of Principal Executive Offices)

+086-0571-8838 1700

 (Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas; Suite 1100

New York, New York 10105-0302

Phone: (212) 370-1300

Fax: (212) 370-7889

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2018:

i.	Hong Yang, Zinan Zhou and Shu Yu Poon were appointed as directors by the existing board.
ii.	Upon the election of Ms. Yang, Ms. Zhou and Mr. Poon, the five directors then in office, Zhenggang Wang, Chenghua Zhu, Mingjun Zhu, Rongjin Weng, Wei Kang Gu, resigned as directors.
iii.	Zhanggang Wang, who was chief executive officer and chairman of the board, resigned as an officer.
iv.	Weiping Wang, who was chief financial officer, resigned as an officer.
v.	Hong Yang was appointed as president.
vi.	Zinan Zhou was appointed as chief executive officer and treasurer.
vii.	Shu Yu Poon was appointed as chief operating officer and secretary.
viii.	Dongming Xing was appointed as chief financial officer.

Ms. Yang, age 55, has been executive director and general manager of Tianxinyang Industry LLC, a conglomerate enterprise engaged in gold jewelry sales, investment, wealth management and precious metal processing since December 2013 and vice chairman of Chengdu Tianxingyang Gold Industry LLC, since February 2000. Ms. Yang received her Ethical Management EMBA from Peking University and her MBA from Capital University of Economics and Business. She is currently pursuing her EMBA at National University in Singapore. Ms. Yang holds the NGTC Diamond Grading Certificate from the National Jewelry Jade Quality Supervision and Inspection Center, the Shanghai Gold Exchange Traders Certificate from the Shanghai Gold Exchange and, in August 2011, she received the National Gold Industry science and Technology Management Advanced Workers Honorary Certificate from the China Gold Association.

Ms. Zhou, age 47, has been chairman of Asia Capital Wealth Management (China) Co., Ltd., a wealth management company since 2012. Ms. Zhou is currently pursuing her EMBA degree at National University in Singapore.

Mr. Xing, age 46, was chief financial officer of Asia Capital Wealth Management (China) Co., Ltd. from 2013 to January 2018. He was chief financial officer of Zhuhai Modern Classic Photography Design Ltd from 2009 to 2013. Mr. Xing received his degree in accounting from University of Science and Technology in Beijing.

Mr. Poon, age 41, has been a partner and general manager of two restaurants in Shanghai, Bo Shanghai, a Michelin rated restaurant, and Daimon since 2015. He was a partner and managing director of Hot Plate restaurant since 2012. He was marketing manager from September 2013 until July 2014 and operations manager from July 2014 to January 2015 of Eu Yan Sang International Ltd., a health and wellness company that focuses on traditional Chinese medicine and wellness products. Mr. Poon received his B.A. in philosophy with a minor in advertising from Fu Jen Catholic University.

The Company does not presently have any compensation agreements or understandings with any of its officers and directors.

A company of which Ms. Zhou is a major stockholder made loans of RMB4,500,000 (approximately $660,000) to two of the Company’s subsidiaries.

None of the former officers or directors resigned because of a disagreement on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

The Company’s existing business is the distribution of a range of imported products, including digital products, baby products, health nutrition and frozen food through its online store, applications on mobile devices and also in physical stores. The Company has sustained continuing losses in this business and does not believe that it will be able to operate that business profitably. As a result, the Company intends to engage in the franchising or operations of upscale restaurants in China, and it is negotiating with the operator of a well-known Hong Kong restaurant with respect to a joint venture that will license or operate such restaurants. The Company believes that its new management has experience in the operation and management of restaurants; however, the Company does not operate or license any restaurants and cannot give any assurance that it will be successful in this business. The Company’s existing business will be treated as a discontinued operation in its financial statements for the year ended December 31, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Yosen Group, Inc.

Date: February 28, 2018	By:	/s/ Zinan Zhou
Zinan Zhou
Chief Executive Officer

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